SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 5, 2006

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-3525	13-4922640
(Commission File Number)	(IRS Employer Identification No.)

COLUMBUS SOUTHERN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)
1-2680	31-4154203
(Commission File Number)	(IRS Employer Identification No.)

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)
1-6543	31-4271000
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

        The information in this Current Report on Form 8-K,  is being furnished, not filed, under Item 7.01.

On July 5, 2006, the Supreme Court of Ohio vacated the order of the Public Utilities Commission of Ohio (“PUCO”) approving the Rate Stabilization Plan (“RSP”) of Columbus Southern Power Company and Ohio Power Company (together, “AEP Ohio”). In its order, the Ohio Supreme Court vacated AEP Ohio’s RSP and remanded it to the PUCO for further proceedings, similar to the Court’s remand of First Energy’s RSP in May of this year. In the earlier Court decision, the Court remanded the First Energy RSP on the grounds that the RSP did not provide customers with a competitive bid generation supply option, as contemplated by the Ohio electric utility industry restructuring law. AEP Ohio has ten days to file a request for reconsideration. If AEP Ohio does not request reconsideration or if the Court turns down a request, the RSP will return to the PUCO for reconsideration, which is currently considering how to address the First Energy RSP. Under Ohio legal precedents, AEP Ohio believes it can continue to collect rates reflecting the RSP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
COLUMBUS SOUTHERN POWER COMPANY
OHIO POWER COMPANY

By:	/s/ Jeffrey D. Cross
Name:	Jeffrey D. Cross

July 6, 2006